Exhibit 10.6

AMENDMENT NO. 4

TO

EMPLOYMENT LETTER AGREEMENT

This Amendment No. 4 is made effective as of August 11, 2010, and modifies and amends the Employment Letter Agreement dated May 2, 2005, and previously amended Amendment No. 1 dated as of January 28, 2007, by Amendment dated as of December 21, 2007, and by Amendment No. 3 dated January 1, 2009 (collectively, the “Agreement”), between NewPage Corporation (“Company”) and George F. Martin (“Executive”). Terms defined in the Agreement have the same meaning when used in this Amendment unless otherwise indicated. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, Company and Executive agree as follows:

1.	Section 1 of the Agreement is amended to change Executive’s title to “President and Chief Executive Officer.”

2.	Section 3(a) of the Agreement is amended to reflect Executive’s current Base Salary of $500,000.

3.	Section 3(c) of the Agreement is amended to reflect Executive’s current target bonus percentage of 100% of Base Salary.

4.	Except as modified by this Amendment, the Agreement remains in full force and effect.

Company:		Executive:
NewPage Corporation

By:	/s/ Douglas K. Cooper	/s/ George F. Martin

Title:	Vice President